  Exhibit 99.1

Issuer Direct Reports First Quarter 2021 Results

Record Total Revenue Led by Communications Revenue Increasing 32% to $3.2 million or 64% of Total Revenue, Net Income Increased 141% and EBITDA Increased 59%

RALEIGH, NC / ACCESSWIRE / May 6, 2021 / Issuer Direct Corporation (NYSE American: ISDR) (the "Company"), an industry-leading communications and compliance company, today reported its operating results for the three months ended March 31, 2021.

Brian Balbirnie, CEO of Issuer Direct, commented, "We continued our momentum from 2020 and in the first quarter of 2021, revenues, earnings, gross margins and customer counts all expanded on a year-over-year basis. Our Communications business performed well, increasing 32% year-over-year, something we believe we will continue as we bring to market new products and leverage our ACCESSWIRE news brand. We also saw our Compliance business expand by 12% for the quarter from the same period last year, led by both our stock transfer and annual general meeting offerings."

Mr. Balbirnie continued, “We are pleased with our first quarter results and, as we look ahead, we are focused on the continued growth of our business, particularly with respect to our Communications platform. From a technology investment standpoint, we are building a newsroom product, with initial plans to release this new product in the second half of this year. We believe this new capability will lead to increased customer spend and new customer acquisition, which should increase our newswire market share. We recognize it is important for us to develop and release these new products in order to continue our revenue growth, and equally important for us to continue to prioritize strategic acquisition opportunities.”

First Quarter 2021 Highlights:

●
Revenue - Total revenue was $4,980,000, a 24% increase from $4,016,000 in Q1 2020 and a 5% increase from $4,744,000 in Q4 2020. Communications revenue increased 32% from Q1 2020 and 3% from Q4 2020. The increase in Communications revenue was primarily due to the combination of increased revenue from our ACCESSWIRE product and an increase in revenue from subscriptions of Platform id. Communications revenue increased to 64% of total revenue for Q1 2021, compared to 60% for Q1 2020. Revenue from our Compliance business increased 12% from Q1 2020 and 9% from Q4 2020. The increase was due to an increase in our stock transfer and print and proxy fulfillment services.
●
Gross Margin - Gross margin for Q1 2021 was $3,586,000, or 72% of revenue, compared to $2,763,000, or 69% of revenue, during Q1 2020 and $3,331,000, or 70%, in Q4 2020. Communications gross margin was 73%, an increase from 72% in Q1 2020 and flat with Q4 2020.
●
Operating Income - Operating income was $707,000 for Q1 2021, as compared to $248,000 during Q1 2020. The increase in operating income is due to an increase in gross margin partially offset by higher operating expenses, primarily due to continued investment and expansion of our headcount, including our sales and marketing and product development teams.
●
Net Income - On a GAAP basis, net income was $545,000, or $0.14 per diluted share, during Q1 2021, compared to $226,000, or $0.06 per diluted share, during Q1 2020.
●
Operating Cash Flows - Cash flows from operations for Q1 2021 were $1,269,000 compared to $602,000 in Q1 2020.
●
Non-GAAP Measures - Q1 2021 EBITDA was $992,000, or 20% of revenue, compared to $622,000, or 15% of revenue, during Q1 2020. Non-GAAP net income for Q1 2021 was $687,000, or $0.18 per diluted share, compared to $397,000, or $0.10 per diluted share, during Q1 2020.
●
Stock Repurchase Plan - The Company completed its $2,000,000 repurchase program originally announced on August 7, 2019 and increased on March 16, 2020 by repurchasing the remaining balance under the plan of $453,000 or 19,777 shares of its common shares.

Key Performance Indicators:

●
During the quarter, the Company worked with 1,541 publicly traded customers, compared to 1,473 during the same period last year.
●
During the quarter, the Company worked with 1,970 privately held customers compared to 1,289 during the same period last year.
●
During the quarter we signed 50 new Platform id. subscriptions to new or existing customers with a total annual contract value of $383,000.
●
Total Platform id. subscriptions as of March 31, 2021 were 386, with an annual contract value of $3,046,000, compared to 341 subscriptions with an annual contract value of $2,677,000 as of December 31, 2020.

Non-GAAP Information

Certain Non-GAAP financial measures are included in this press release. In the calculation of these measures, the Company excludes certain items, such as amortization of intangible assets, stock-based compensation and tax impact of adjustments. The Company believes that excluding such items provides investors and management with a representation of the Company's core operating performance and with information useful in assessing its prospects for the future and underlying trends in the Company's operating expenditures and continuing operations. Management uses such Non-GAAP measures to evaluate financial results and manage operations. The release and the attachments to this release provide a reconciliation of each of the Non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The Non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial statements and investors should evaluate them carefully. These Non-GAAP financial measures may differ materially from the Non-GAAP financial measures used by other companies.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
($ in ‘000’s, except per share amounts)

CALCULATION OF EBITDA
	Three Months ended March 31,
	2021	2020
	Amount	Amount

Net income:	$545	$226
Adjustments:
Depreciation and amortization	285	374
Interest income	(1)	(58)
Income tax expense	163	80
EBITDA:	$992	$622

CALCULATION OF NON-GAAP NET INCOME
	Three Months ended March 31,
	2021		2020
	Amount	Per diluted share	Amount	Per diluted share

Net income:	$545	$0.14	$226	$0.06
Adjustments:
Amortization of intangible assets (1)	117	0.03	172	0.04
Stock-based compensation (2)	63	0.02	45	0.01
Tax impact of adjustments (3)	(38)	(0.01)	(46)	(0.01)
Non-GAAP net income:	$687	$0.18	$397	$0.10

1)
The adjustments represent the amortization of intangible assets related to acquired assets and companies.
2)
The adjustments represent stock-based compensation expense related to awards of stock options, restricted stock units or common stock in exchange for services. Although the Company expects to continue to award stock in exchange for services, the amount of stock-based compensation is excluded as it is subject to change as a result of one-time or non-recurring projects.
3)
This adjustment gives effect to the tax impact of all non-GAAP adjustments at the current Federal rate of 21%.

Conference Call Information

To participate in this event, dial approximately 5 to 10 minutes before the beginning of the call.

Date: May 6, 2021
Time: 4:30 PM ET
Participant: 877-407-8133 | 201-689-8040

Live Webcast: https://www.webcaster4.com/Webcast/Page/842/40843

Conference Call Replay Information

The replay will be available beginning approximately 1 hour after the completion of the live event, ending at midnight eastern on May 20, 2021.

Toll-free:
877.481.4010
International:
919.882.2331
Reference ID:
40843

Web replay: http://www.issuerdirect.com/earnings-calls-and-scripts/

About Issuer Direct Corporation

Issuer Direct® is an industry-leading communications and compliance company focusing on the needs of corporate issuers. Issuer Direct's principal platform, Platform id. ™, empowers users by thoughtfully integrating the most relevant tools, technologies, and services, thus eliminating the complexity associated with producing and distributing financial and business communications. Headquartered in Raleigh, NC, Issuer Direct serves thousands of public and private companies globally. For more information, please visit www.issuerdirect.com.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs, such as "will," "should," "would," "may," and "could," are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance, or achievements to be materially different from any anticipated results, performance, or achievements for many reasons including the impact of the coronavirus pandemic. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2020, including but not limited to the discussion under "Risk Factors" therein, which the Company filed with the SEC and which may be viewed at http://www.sec.gov/.

For Further Information:

Issuer Direct Corporation
Brian R. Balbirnie
(919)-481-4000
brian.balbirnie@issuerdirect.com

Hayden IR
Brett Maas
(646)-536-7331
brett@haydenir.com

Hayden IR
James Carbonara
(646)-755-7412
james@haydenir.com

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)

	March 31,	December 31,
	2021	2020
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$20,548	$19,556
Accounts receivable (net of allowance for doubtful accounts of $651 and $657, respectively)	2,966	2,514
Other current assets	383	298
Total current assets	23,897	22,368
Capitalized software (net of accumulated amortization of $2,893 and $2,761, respectively)	394	526
Fixed assets (net of accumulated amortization of $348 and $312, respectively)	775	795
Right-of-use asset – leases	1,756	1,830
Other long-term assets	93	88
Goodwill	6,376	6,376
Intangible assets (net of accumulated amortization of $5,663 and $5,546, respectively)	2,789	2,906
Total assets	$36,080	$34,889

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$589	$304
Accrued expenses	2,098	1,805
Income taxes payable	358	258
Deferred revenue	2,383	2,212
Total current liabilities	5,428	4,579
Deferred income tax liability	262	197
Lease liabilities – long-term	1,890	1,971
Total liabilities	7,580	6,747
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, no shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.	—	—
Common stock $0.001 par value, 20,000,000 shares authorized, 3,765,975 and 3,770,752 shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively.	4	4
Additional paid-in capital	22,024	22,214
Other accumulated comprehensive loss	(16)	(19)
Retained earnings	6,488	5,943
Total stockholders' equity	28,500	28,142
Total liabilities and stockholders’ equity	$36,080	$34,889

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except share and per share amounts)

	For the Three Months Ended
	March 31,	March 31,
	2021	2020

Revenues	$4,980	$4,016
Cost of revenues	1,394	1,253
Gross profit	3,586	2,763
Operating costs and expenses:
General and administrative	1,404	1,216
Sales and marketing expenses	1,074	896
Product development	249	194
Depreciation and amortization	152	209
Total operating costs and expenses	2,879	2,515
Operating income	707	248
Interest income, net	1	58
Net income before income taxes	708	306
Income tax expense	163	80
Net income	$545	$226
Income per share – basic	$0.15	$0.06
Income per share – fully diluted	$0.14	$0.06
Weighted average number of common shares outstanding – basic	3,769	3,788
Weighted average number of common shares outstanding – fully diluted	3,817	3,824

ISSUER DIRECT CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Three Months Ended
	March 31,	March 31,
	2021	2020
Cash flows from operating activities:
Net income	$545	$226
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	285	374
Bad debt expense	28	93
Deferred income taxes	(15)	(42)
Non-cash interest expense	—	6
Stock-based compensation expense	63	45
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	(484)	(219)
Decrease (increase) in other assets	(16)	32
Increase (decrease) in accounts payable	287	118
Increase (decrease) in accrued expenses	398	(105)
Increase (decrease) in deferred revenue	178	74
Net cash provided by operating activities	1,269	602

Cash flows from investing activities:
Purchase of fixed assets	(16)	—
Net cash used in investing activities	(16)	—

Cash flows from financing activities:
Exercise of stock options	199	—
Payment for stock repurchase and retirement	(452)	(203)
Net cash used in financing activities	(253)	(203)

Net change in cash and cash equivalents	1,000	399
Cash – beginning	19,556	15,766
Currency translation adjustment	(8)	32
Cash and cash equivalents – ending	$20,548	$16,197

Supplemental disclosures:
Cash paid for income taxes	$—	$10

SOURCE: Issuer Direct Corporation